Exhibit 10.1

AMENDMENT, dated as of October 30, 2014 (this “Amendment”), under the Credit Agreement, dated as of February 28, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) (the “Borrower”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and
WHEREAS, the Borrower has requested that the Required Lenders amend certain provisions of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
1.Defined Terms. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein.

2.Amendments. The Required Lenders hereby consent to the following amendments to the Credit Agreement (and the inclusion of any applicable new defined terms in Section 1.01 thereof in alphabetical order):

(i) Section 6.05(a) of the Credit Agreement is hereby replaced in its entirely with the following:
“(a)     Total Indebtedness Ratio. The Borrower will not permit the Total Indebtedness Ratio as at the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Total Indebtedness Ratio
September 30, 2014	6.50 to 1.00
December 31, 2014	6.50 to 1.00
March 31, 2015	6.50 to 1.00
June 30, 2015	6.50 to 1.00
September 30, 2015	6.50 to 1.00
December 31, 2015	6.50 to 1.00
March 31, 2016	6.25 to 1.00
June 30, 2016	6.25 to 1.00
September 30, 2016	6.25 to 1.00
December 31, 2016	6.25 to 1.00
March 31, 2017 and each fiscal quarter ending thereafter	6.00 to 1.00

Solely for the purposes of calculating compliance with the Total Indebtedness Ratio set forth in this Section 6.05(a) (and not for any other purpose under this agreement), to the extent the Borrower contributes cash into a segregated reserve account (the “Reserve Account”) maintained by a Lender or Lenders (the amount of such cash contributed by the Borrower, the “Cash Contribution”) the amount of Indebtedness of the Borrower and its Subsidiaries constituting Total Indebtedness shall be reduced by the amount of such Cash Contribution;

provided that immediately after giving pro forma effect to such Cash Contribution the amount of the Borrower and its Subsidiaries’ cash on hand for operations (excluding the Cash Contribution) exceeds $2 billion.

Such Cash Contribution may only be removed from the Reserve Account if the Borrower is in pro forma compliance with the financial covenant in this Section 6.05(a) after giving effect to the removal of such proceeds (and any applicable increase in Total Indebtedness).
(ii) Section 6.05(b) of the Credit Agreement is hereby replaced in its entirely with the following:

“(b)     Total Interest Coverage Ratio. The Borrower will not permit the Total Interest Coverage Ratio as at the last day of any fiscal quarter to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Interest Coverage Ratio
September 30, 2014 and each fiscal quarter ending thereafter	2.00 to 1.00”

(iii) Sprint Corporation (the “New Parent Guarantor”) is hereby added as a guarantor of the Obligations under the Credit Agreement, and in connection therewith the Credit Agreement is hereby amended as set forth on Exhibit A hereto.

(iv) Section 5.01 of the Credit Agreement is hereby amended by adding at the end thereof:

“The financial statement and other related deliverable requirements set forth above in Sections 5.01(a), (b) and (d) may be satisfied by delivering the corresponding information with respect to the New Parent Guarantor (and as applicable its Subsidiaries) in lieu of the Borrower (and as applicable its Subsidiaries), provided that concurrently with such delivery the Borrower delivers a reconciliation setting forth in reasonable detail the differences between such information as it relates to the New Parent Guarantor (and as applicable its Subsidiaries) on the one hand and the Borrower (and as applicable its Subsidiaries) on the other hand.”

(v) Section 2.16(f)(i) is hereby amended by adding “Form W-8BEN-E,” in such Section immediately after “Form W-8BEN,”.

(vi) Section 2.16 is hereby amended by adding the following new clause (h) at the end thereof:

“(h)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after October 30, 2014, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

(vii) Exhibit D is hereby amended by adding “or Form W-8BEN-E, as applicable,” after each instance of “Form W-8BEN”.

3.Effectiveness of Amendment. This Amendment shall become effective as of the date the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and Sprint Corporation.

4.Continuing Effect; No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend any other provisions of the Credit Agreement.

5.Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by email or facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

SPRINT COMMUNICATIONS, INC., as Borrower
By: /s/ Greg D. Block
Name: Greg D. Block
Title: Vice President and Treasurer

SPRINT CORPORATION, as New Parent Guarantor
By: /s/ Greg D. Block
Name: Greg D. Block
Title: Vice President and Treasurer

JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender
By: /s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

CITIBANK, N.A., as Lender
By: /s/ Maureen P. Maroney
Name:Maureen P. Maroney
Title:Vice President

BANK OF AMERICA, N.A., as Lender
By: /s/ Eric Ridgway
Name:Eric Ridgway
Title:Vice President

BARCLAYS BANK PLC, as Lender
By: /s/ Ronnie Glenn
Name:Ronnie Glenn
Title:Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender
By: /s/ Tanya Crossley
Name:Tanya Crossley
Title:Managing Director

By: /s/ Jill Wong
Name:Jill Wong
Title:Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender
By: /s/ Yvonne Tilden
Name:Yvonne Tilden
Title:Director

By: /s/ Virginia Cosenza
Name:Virginia Cosenza
Title:Vice President

GOLDMAN SACHS BANK USA, as Lender
By: /s/ Michelle Latzoni
Name:Michelle Latzoni
Title:Authorized Signatory

ROYAL BANK OF CANADA, as Lender
By: /s/ Edward Valderrama
Name:Edward Valderrama
Title:Authorized Signatory

CREDIT SUISSE AG, Cayman Islands Branch as Lender
By: /s/ Vipul Dhadda
Name:Vipul Dhadda
Title:Authorized Signatory

By: /s/ Bill O’Daly
Name:Bill O’Daly
Title:Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender
By: /s/ Kimberley Snyder
Name:Kimberley Snyder
Title:Director

MIZUHO BANK, LTD., as Lender
By: /s/ Bertram H. Tang
Name:Bertram H. Tang
Title:Authorized Signatory

WELLS FARGO BANK, N.A., as Lender
By: /s/ S. Michael St. Geme
Name:S. Michael St. Geme
Title:Managing Director

Exhibit A

The following defined terms and Sections in the Credit Agreement are amended as follows:

1.	The title of the defined term “Excess Funding Subsidiary Guarantor” is replaced by the title “Excess Funding Guarantor”.

2.	The title of the defined term “Excess Subsidiary Guarantor Payments” is replaced by the title “Excess Guarantor Payments”.

3.	The following new definitions are added to Section 1.01 in alphabetical order:

a.	“Guarantors” means each Subsidiary Guarantor and the New Parent Guarantor.

b.	“Loan Party” means the Borrower and the Guarantors.

c.	“New Parent Guarantor” means Sprint Corporation, the direct parent of the Borrower.

4.	The definition of “Obligations” is hereby amended and restated in its entirety as follows:

“Obligations” means, collectively, (i) the principal of and interest on the Loans and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Guaranteed Party by the Borrower under this Agreement and any other Loan Document and from time to time owing to any Guaranteed Party by any Loan Party under any of the Loan Documents (including any and all amounts in respect of Letters of Credit), and all other obligations of the Loan Parties under the Loan Documents (including the obligations of the Guarantors under Section 9.14) and (ii) at the election of the Obligor Representative, all obligations of the Obligors to any Guaranteed Party (or any Affiliate thereof) under any Hedging Agreement entered into in the ordinary course of business and not for speculative purposes (excluding, with respect to any Guarantor at any time, any Excluded Swap Obligations with respect to such Guarantor at such time), in each case including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceedings with respect to any Loan Party, whether or not such interest or expenses are allowed as a claim in such proceeding.

5.	The defined term “Pro Rata Subsidiary Guarantor Share” is replaced by “Pro Rata Guarantor Share”.

6.
Solely for purposes of Sections 2.16, 2.17, 2.18, 9.03(d), 9.04(e)(i), 9.05, 9.08, 9.09(b), 9.13 and 9.14 of the Credit Agreement (and the definitions of “Excluded Taxes” and “Guaranteed Parties”), the term “Obligors” shall include the New Parent Guarantor.

7.	Section 9.14 of the Credit Agreement is hereby amended by replacing each reference therein to “Subsidiary Guarantors” and “Subsidiary Guarantor” with “Guarantors” and Guarantor”.